Exhibit 10.27

PACIFIC RUMANA LIMITED

(the “Lessor”)

and

DATEC (PNG) LIMITED

(the “Lessee”)

COMMERCIAL LEASE AGREEMENT

ERE KARIKO

Lawyer for the Lessor

Steamships Limited

Steamships Building

Corner Champion Parade/Hunter Street

Port Moresby

P O Box 1

Port Moresby

Papua New Guinea

Telephone: 3220230

Facsimile:  3220363

Reference: Datec.jc

INDEX

Clause	Content
1	Exclusion of Implied Covenants and Powers
2	Lease
3	Rent
4	Term
5	Holding Over
6	Rental Bond
7	Lessor’s Covenants
7.1	Possession
7.2	Use of Premises
7.3	Rates
7.4	Head Lease
7.5	Maintenance of Air Conditioning Units in Premises
7.6	Car Parking
8	Lessee’s Covenants
8.1	Rent
8.2	Use of Premises
8.3	Care of Premises
8.4	Nuisance
8.5	Charges
8.6	Indemnity
8.7	Signs
8.8	Rules and Regulations
8.9	Assignment or Mortgage of Lease
9	Insurance
10	Bond
11	Access
12	Default, Termination etc.
13	Unforseen Event
14	Notices
15	Disputes
16	Costs
17	Statutory Approval
18	Special Conditions
19	Option
20	Rent Review
21	Interpretation
SCHEDULE

CLA: Pacific Rumana Lease to Datec (PNG) Limited

Allotment 32 Section 38 Hohola

[SEAL]

PAPUA NEW GUINEA

LAND REGISTRATION ACT CHAPTER 191

COMMERCIAL LEASE

THIS LEASE is made the 24 day of September 2005

BETWEEN: the party named in Item 1 of the Schedule (the “Lessor”)

AND: the party named in Item 2 of the Schedule (the “Lessee”)

RECITALS:

A.	The Lessor is or is entitled to be registered as the proprietor of the estate or interest referred to in Item 3 in the Schedule in the land described in Item 4 in the Schedule (the “Land”).

B.	Such estate or interest is subject however to such encumbrances liens and interests set out in Item 5 in the Schedule.

C.	The parties have agreed for the Lessor to lease unto the Lessee that part of the Land described in Item 6 in the Schedule (the “Premises”), subject to the following terms and conditions.

IT IS HEREBY AGREED AND DECLARED THAT:

1.	EXCLUSION OF IMPLIED COVENANTS AND POWERS

None of the covenants or powers implied in a lease by virtue of any Act shall apply to or be implied in this Lease except insofar as they are expressly included in the covenants contained in this Lease.

2.	LEASE

The Lessor leases unto the Lessee the Premises including all fixtures and fittings located thereon and the right to use the Common Areas.

3.	RENT

The Lessee shall pay to the Lessor the rent set out in Item 8 of the Schedule subject to variation as provided in Clause 20, payable in the manner set out in Item 10 of the Schedule, free of exchange and deduction.

4.	TERM

The term of the lease is prescribed in Item 7 of the Schedule (the “Term”).

CLA: Pacific Rumana Lease to Datec (PNG) Limited

Allotment 32 Section 38 Hohola

5.	HOLDING OVER

If the Lessor permits the Lessee to continue in occupation of the Premises after the expiration of the Term, then the lease shall continue as a lease from month to month, terminable by either party giving one (1) month’s written notice to the other, at the monthly rental equal to one twelfth (l/12th) of the Rent and otherwise on the terms and conditions contained in this Lease.

6.	RENTAL BOND

A rental bond in the amount specified in Item 11 of the Schedule (the “Bond”) shall be paid by the Lessee to the Lessor on or before signing of this Lease and will be dealt with in accordance with Clause 10.

7.	THE LESSOR AGREES:

7.1	POSSESSION

To give possession of the Premises to the Lessee on the day on which the Term commences.

7.2	USE OF PREMISES

To allow the Lessee to have quiet enjoyment of the premises subject to Clause 9 of this Lease.

7.3	RATES

To pay all rates, taxes and assessments which during the Term may be charged upon or in respect of the Premises or the Land other than those for which the Lessee is liable under this Lease.

7.4	HEAD LEASE

To duly perform and observe all the material terms and conditions of any State Lease relating to the Land.

7.5	MAINTENANCE OF AIR CONDITIONING UNITS

To be responsible for the repair and maintenance of the pre-installed air-conditioning units in the Premises.

8.	THE LESSEE AGREES:

8.1	RENT

To pay the Rent promptly and in the manner provided in this Lease.

CLA: Pacific Rumana Lease to Datec (PNG) Limited

Allotment 32 Section 38 Hohola

8.2	USE OF PREMISES

To ensure that the Premises are used only for the purposes set out in Item 12 of the Schedule.

8.3	CARE OF PREMISES

To take care of the Premises and to keep them in a clean condition, and in particular:

(a)	to clean the Premises regularly and keep all trade waste, trash and garbage in proper receptacles and arrange for the regular removal thereof from the Premises;

(b)	to put nothing down any sink, toilet or drain likely to cause obstruction or damage;

(c)	to keep and maintain clean and in good repair and condition fittings, plant, furnishings and equipment of the Lessor;

(d)	as often as the Lessor may reasonably require but in any event at intervals of not less than three (3) years during the Term paint, colour and paper with materials and to standards reasonably determined by the Lessor all parts of the Premises which have been or ought to have been painted, coloured and papered.

(e)	to make good any breakage, defect or damage to the Common Areas or to any adjoining premises occasioned by the misuse or abuse by the Lessee or its servants, agents, contractors, sub-contractors, sub-tenants or invitees;

(f)	to immediately repair and replace all broken glass including exterior show windows with glass of the same or similar quality and all damaged or broken lighting, electrical equipment and plumbing upon the Premises, occasioned by the misuse or abuse by the Lessee or its servants, agents, contractors, sub-contractors, sub-tenants or invitees;

(g)	to comply with all statutes, ordinances, proclamations, orders or regulations affecting or relating to the use of the Premises and all requirements, notices or orders given by any governmental or other authority in respect of the Premises;

(h)	to make no alternations or additions to the Premises without the Lessor’s prior written consent;

(i)	to maintain, repair and keep the whole of the Premises in good substantial repair, working order and condition having regard to the condition thereof at the commencement of this lease provided that the Lessee is not required to do work of a structural nature except so far as it is occasioned by the act, neglect or default of the Lessee, its servants, agents, contractors, sub-contractors, sub-tenants or invitees;

CLA: Pacific Rumana Lease to Datec (PNG) Limited

Allotment 32 Section 38 Hohola

(j)	to ensure that nothing is done that might prejudice any insurance which the Lessor has in relation to the Premises or the Building or which might cause the premium in respect of such insurance to be increased;

(k)	to notify the Lessor promptly of any loss, damage to or defect in the Premises; and

(l)	to notify the Lessor promptly of any infectious disease, or the presence of rats, cockroaches or similar pests.

(m)	to be responsible for the repair and maintenance of any additional air-conditioning units installed by the Lessee.

8.4	NUISANCE

To avoid any disturbance, nuisance or annoyance to neighbours whether by noise, behaviour, obstruction or other actions on the part of the Lessee or of persons on the Premises with his consent.

8.5	CHARGES

To promptly pay all charges for telephone and electricity relating to the Lessee’s use of the Premises and all other charges and impositions levied by any government department, public utility or authority for the supply of any service (excluding water) to the Premises.

8.6	INDEMNITY

To compensate or meet all claims of:

(a)	the Lessor for the loss of or damage to the Premises or the Building;

(b)	any person for the loss of or damage to his personal property; and

(c)	any person for personal injury:

as a result of neglect or a deliberate or careless act on the Premises or the Building or a breach of any condition of the Lease by the Lessee or any person on the Premises or the Building with the Lessee’s consent. In such circumstances, the Lessee shall meet all claims, whether they are directly against him or against the Lessor.

8.7	SIGNS

Not to erect, display, affix or exhibit on or to the exterior of the Premises or the Building any signs, lights, embellishments, name or notice the Lessor’s prior written consent.

CLA: Pacific Rumana Lease to Datec (PNG) Limited

Allotment 32 Section 38 Hohola

8.8	RULES AND REGULATIONS

Not to enter or use or permit to be entered or used the Premises or the Common Areas except in accordance with the Rules and Regulations (if any) for the time being of the Building.

8.9	ASSIGNMENT OR MORTGAGE OF LEASE

Not to assign, transfer, sub-let, part with or share possession of or grant any licence affecting or mortgage, charge or otherwise deal with or dispose of the Premises (or any part thereof) or the Lessee’s right, title and interest under this Lease without the Lessor’s prior written consent, which consent will not be unreasonably withheld in the case of a responsible and solvent transferee or sub-tenant.

9.	INSURANCE

The Lessee FURTHER COVENANTS with the Lessor that:-

(a)	the Lessee will effect and keep on foot during the Term in the joint names of the Lessor and the Lessee an adequate public risk insurance policy in respect of the Premises (not in any case to be for less than K1,000,000) during the Term;

(b)	the Lessee will not store chemicals, inflammable liquids, acetylene gas or alcohol, volatile or explosive oils, compounds or substances upon the Premises and will not use any such substances or fluids in the Premises for any purpose other than those normally used in the course of the Lessee’s business;

(c)	all policies of insurance liable or required to be effected by the Lessee hereunder shall be taken out with a company approved by the Lessor which approval shall not be unreasonably withheld; and

(d)	the Lessee will, in respect of any insurance to be effected by the Lessee hereunder when required by the Lessor immediately, produce to the Lessor the policy document and the receipt for the last premiums.

BOTH PARTIES AGREE:

10.	BOND

(a)	The Bond is to secure the Lessor against any failure by the Lessee to comply with those conditions of the Lease relating to the care or repair of the Premises, the payment of Rent or charges and any other amount that may be payable by the Lessor by reason of a breach of any of the provisions of this Lease by the Lessee including, without limitation, any legal fees and disbursements incurred by the Lessor in relation to this Lease. In the event of such failure, the Lessor is entitled to apply the Bond wholly or in part to any loss or damage sustained and to claim payment accordingly.

CLA: Pacific Rumana Lease to Datec (PNG) Limited

Allotment 32 Section 38 Hohola

(b)	Subject to Clause 10(a), the balance of the Bond shall be refunded by the Lessor to the Lessee upon the delivery of possession of the Premises to the Lessor on termination of the Lease.

11.	ACCESS

(a)	The Lessee shall allow access to the Lessor or his agent:

(i)	when it is necessary to view the condition of the Premises or carry out repairs; or

(ii)	to erect “to let” signs and to show the Premises to intending tenants, after notice terminating the Lease has been given or within three (3) months prior to the expiration of the Term; or

(iii)	to erect “for sale” signs and to show the Premises to intending purchasers, after the Lessor has given the Lessee notice of his intention to sell.

(b)	The Lessor shall so far as possible give the Lessee reasonable notice of the time and date for such access.

(c)	The Lessor may have access at any time without notice in the case of an emergency.

12.	DEFAULT, TERMINATION, ETC.

12.1	The Lessor and the Lessee COVENANT AND AGREE that:

(a) (i)	Each of the covenants by the Lessee which are specified in this paragraph are essential terms of this Lease:

(a)	the covenant contained in Clause 3 to pay the Rent throughout the Term;

(b)	Clause 6;

(c)	Clause 8.5; and

(d)	Clause 9(a).

(ii)	In respect of the Lessee’s obligation to pay the Rent, any acceptance by the Lessor of arrears or of any late payment of the Rent shall not constitute a waiver of the essential nature of the Lessee’s obligation in respect of those arrears or of such late payments or in respect of the Lessee’s obligation to pay the Rent during the Term generally.

CLA: Pacific Rumana Lease to Datec (PNG) Limited

Allotment 32 Section 38 Hohola

(iii)	The Lessee covenants to compensate the Lessor in respect of any breach of an essential term of the Lease and the Lessor is entitled to recover damages form the Lessee in respect of any such breach. The Lessor’s entitlement under this clause is in addition to any other remedy or entitlement to which the Lessor is otherwise entitled (including the right to terminate this Lease).

(b) (i)	In the event that the Lessee’s conduct (whether acts or omissions) constitutes a repudiation of the Lease (or of the Lessee’s obligations under the Lease) or constitutes a breach of any lease covenants the Lessee covenants to compensate the Lessor for the loss or damage suffered by it by reason of such repudiation or breach.

(ii)	The Lessor shall be entitled to recover damages against the Lessee in respect of repudiation or breach of covenant for the damage suffered by the Lessor during the Term.

(iii)	The Lessor’s entitlement to recover damages shall not be affected or limited by any of the following:-

(A)	the Lessee abandoning or vacating the Premises;

(B)	the Lessor electing to re-enter or to terminate the Lease;

(C)	the Lessor accepting the Lessee’s repudiation; and

(D)	the parties conduct constituting a surrender by operation of law.

(iv)	The Lessor shall be entitled to institute legal proceedings claiming damages against the Lessee in respect of the Term including the periods before and after the Lessee has vacated the Premises and before and after the abandonment, termination, repudiation, acceptance of the repudiation or surrender by operation of law referred to in paragraph (b)(iii) whether the proceedings are instituted either before or after such conduct.

(v)	In the event of the Lessee vacating the Premises whether with or without the Lessor’s consent, the Lessor shall be obliged to take reasonable steps to mitigate its damages and to endeavour to lease the Premises at a reasonable rent and on reasonable terms. The Lessor’s entitlement to damages shall be assessed on the basis that the Lessor should have observed the obligation to mitigate damages contained in this paragraph. The Lessor’s conduct taken in pursuance of the duty to mitigate damages shall not, by itself, constitute acceptance of the Lessee’s breach or repudiation or a surrender by operation of law.

CLA: Pacific Rumana Lease to Datec (PNG) Limited

Allotment 32 Section 38 Hohola

(c)	If:

(i)	the Rent or any part thereof shall be unpaid for the space of fourteen (14) days after any of the days on which the same ought to have been paid and in accordance with the covenants for payment herein contained (provided formal or legal demand has been made therefor); or

(ii)	the Lessee commits, permits or suffers to occur any breach or default in the due and punctual observance and performance of any of the provisions of this Lease which are essential conditions as specified in Clause 12.1(a)(i); or

(iii)	the Lessee commits, permits or suffers to occur any serious persistent or continuing breach or default in the due and punctual observance or performance of any other obligations of the Lessee under this Lease, then the Lessor may, at its option:-

(aa)	without any prior demand or notice re-enter into and take possession of the Premises or any part thereof (by force if necessary) and eject the Lessee and all other persons therefrom and repossess and enjoy its former estate therein and thereupon this Lease shall be absolutely determined; or

(bb)	by notice in writing to the Lessee determine this Lease and from the date of giving such notice, this Lease shall be absolutely determined; or

(cc)	by notice in writing to the Lessee, elect to convert the Term into a tenancy from month to month or week to week at the option of the Lessor in which event this Lease shall be determined as from the giving of such notice and thereafter the Lessee shall hold the Premises from the Lessor as tenant from month to month or week to week as aforesaid at a monthly rental equal to one twelfth (1/12th) of the annual rental paid by the Lessee in the period of twelve (12) months immediately preceding the date of expiration conversion to monthly tenancy or weekly tenancy (as the case may be) and the Lessee’s proportion of any operating costs of the Building (such rental and costs being payable monthly in advance) but otherwise on the terms and conditions of this Lease so far as they can be applied to a monthly tenancy or weekly tenancy as the case may be.

CLA: Pacific Rumana Lease to Datec (PNG) Limited

Allotment 32 Section 38 Hohola

(d)	On each and every occasion on which the Lessee omits or neglects to pay money or to do or effect anything which the Lessee has herein covenanted to pay, do or effect, then it shall be lawful for, but not obligatory upon the Lessor (and without prejudice to any rights and powers arising from such default) to pay such money or to do or effect such thing by itself, its architects, agents, contractors and workmen as if it were the Lessee and for that purpose, the Lessor, its architects, agents, contractors and workmen may enter upon the whole or any part of the Premises and there remain for the purpose of doing or effecting any such thing and the Lessor may recover the amount of the expenses and costs of such payment, doing or effecting immediately.

(e)	Without prejudice to the rights, powers and remedies of the Lessor otherwise under this Lease, the Lessee will pay to the Lessor interest at the rate of eighteen per centum (18%) on Rent or other moneys due but unpaid by the Lessee to the Lessor pursuant to this Lease, such interest to be computed from the due date for the payment of the moneys in respect of which the interest is chargeable until payment of such moneys in full and to be recoverable in like manner as rent in arrears.

12.2	Upon the expiration or sooner termination or determination of this Lease, the Lessee shall deliver vacant possession of the Premises to the Lessor forthwith.

13.	UNFORESEEN EVENT

If the whole or any part of the Premises shall be destroyed or damaged by fire flood lightning storm tempest or other disabling cause so as to render the Premises substantially unfit for the use and occupation of the Lessee or so as to render the rebuilding or reconstruction of the Premises in their previous form impracticable or undesirable in the opinion of the Lessor then:

(i)	this Lease may be terminated without compensation by either the Lessor or the lessee by notice in writing to the other PROVIDED ALWAYS that the Lessee shall only be entitled to terminate this Lease if the Lessor shall have failed to rebuild or reinstate the Premises within a reasonable time after notice in writing from the Lessee;

(ii)	any such termination as aforesaid shall be without prejudice to the rights of either party in respect of any antecedent breach matter on things;

(iii)	upon the happening of any such damage or destruction as aforesaid the Rent or a proportionate part thereof according to the nature and extent of the damage sustained shall abate and all or any remedies for the recovery of the Rent or such proportionate part thereof shall be suspended until the Premises have been rebuilt or made fit for the occupation and use of the Lessee or until the Lease shall be terminated pursuant to the provisions of sub-paragraph (i) of this clause as the case may be;

(iv)	in the event of any dispute arising out of this clause the same shall be referred to arbitration pursuant to the provisions of the Arbitration Act (Chapter 46).

Nothing herein contained or implied shall be deemed to impose any obligation upon the Lessor to rebuild or reinstate or make fit for occupation the Premises.

CLA: Pacific Rumana Lease to Datec (PNG) Limited

Allotment 32 Section 38 Hohola

14.	NOTICES

Any written notice required or authorized by the Lease:

(a)	shall be served on the Lessee at the Premises or by pre-paid post to Lessee’s postal address.

(b)	shall be served on the Lessor by pre-paid post to its registered office in Papua New Guinea; and

(c)	shall be deemed to be served on the second Business Day after posting, where it is sent by pre-paid post.

15.	DISPUTES

In any dispute or proceeding between the parties, both parties shall act reasonably and without delay and make all admissions necessary to enable the real issues to be decided by the person specified in Item 13 of the Schedule to whom the subject matter of the dispute shall be referred who shall act as an expert and whose decision shall be final and binding on the parties and the Lessee and the Lessor shall each bear one half of the costs of any determination made under this clause.

16.	COSTS

(i).	The Lessee shall, upon demand, pay the reasonable costs of the Lessor’s lawyers of and incidental to the negotiation, preparation and execution of the Lease and stamping and attending to registration (if appropriate) of the Lease together with any reasonable out of pocket expenses in relation thereto.

(ii).	The Lessor shall pay the Ministerial Approval Fee.

17.	STATUTORY APPROVAL

This Lease is subject to the approval of the Minister for Lands and Physical Planning.

18.	SPECIAL CONDITIONS

This Lease is subject to the special conditions (if any) set out in Item 14 of the Schedule.

19.	OPTION

19.1	The Lessor will renew this lease for the further term set out in Item 15 of the Schedule if the Lessee gives the Lessor a written request not more than six (6) months or less than three (3) months before this Lease expires.

CLA: Pacific Rumana Lease to Datec (PNG) Limited

Allotment 32 Section 38 Hohola

19.2	The Lessor does not have to renew this Lease if:

(a)	there is any unremedied default of which the Lessor has given the Lessee written notice; or

(b)	the Lessee has defaulted under this Lease during the Term.

19.3	The renewed Lease shall:

(a)	commence on the day after this Lease expires;

(b)	be at a rental determinable in accordance with the Rent Review provisions provided for in Item 9 of the Schedule; and

(b)	be on the terms and conditions contained in this lease including any provision for the review of rental but not including any provision for renewal.

20.	RENT REVIEW

On each Review Date, the Rent payable under this Lease shall be increased in accordance with Item 9 of the Schedule.

21.	INTERPRETATION

(a)	“agent” includes the Lessor’s estate agent or managing agent and any other person authorised to act on behalf of the Lessor.

(b)	“Building” means the building erected on the Land together with any modifications, extensions or alterations thereto from time to time and together with the fixtures, fittings, furnishings, plant, machinery and equipment of the Lessor therein from time to time including but without affecting the generality hereof the Common Areas and each and every part thereof.

(c)	“Business Days” means a day on which trading banks are open for business in Port Moresby.

(d)	“Common Areas” means such areas, water closets and toilets in the Building as are designated by the Lessor for use by the Lessee and its invitees in common with other persons entitled to use the same and for the purpose only of ingress and egress to and from the Premises and delivery of materials and goods properly used in the Premises, the forecourt, entrance, vestibules, lift, lobbies, corridors, passages, stairways, landings and elevators in the Building which are intended for use by the Lessee in common with other persons entitled to use the same.

(e)	“this Lease” or the “the Lease” means this Lease including all Schedules and annexure hereto and Rules and Regulations (if any) made hereunder.

(f)	“Lessee” includes the executors, administrators and permitted assigns of the Lessee.

CLA: Pacific Rumana Lease to Datec (PNG) Limited

Allotment 32 Section 38 Hohola

(g)	“Lessor” includes the heirs, executors, administrators and assigns of the Lessor, and where the context permits includes Lessor’s agent.

(h)	“month” means calendar month.

(i)	“Premises” includes any fixtures, fittings and appliances installed in the Premises and where the context permits includes any part of the Premises.

(j)	“Review Date” means the date set out in Item 16 of the Schedule.

(k)	“Term” includes any period of renewal, extension or holding over permitted by the Lessor.

(l)	“State Lease” has the meaning attributed to that expression in the Land Registration Act Chapter 191 of the Revised Laws of Papua New Guinea.

(m)	Where the context permits, words expressed in the singular include the plural and vice versa, words expressed in the masculine gender include the feminine, and the words referring to a person include a company.

(n)	Where two or more Lessees or Lessors are parties, the conditions of the lease shall bind them jointly and individually.

(o)	Headings have been inserted to assist the parties but they do not form a legal part of the Lease.

CLA: Pacific Rumana Lease to Datec (PNG) Limited

Allotment 32 Section 38 Hohola

THE SCHEDULE

ITEM 1:	LESSOR

PACIFIC RUMANA LIMITED, P O Box 504, Port Moresby, N.C.D., Papua New Guinea.

ITEM 2:	LESSEE

DATEC (PNG) LIMITED of P O Box 525, Port Moresby, N.C.D., Papua New Guinea.

ITEM 3:	ESTATE OR INTEREST

Leasehold

ITEM 4:	LAND

Land known as Allotment 32 Section 38, Hohola, N.C.D and being the whole of the land comprised in State Lease Volume 28 Folio 2.

ITEM 5:	PRIOR ENCUMBRANCES

Covenants, conditions and provisions contained in the relevant State Lease, otherwise nil.

ITEM 6:	PREMISES

The Ground Level and Level 1 of the building on the Land.

ITEM 7:	TERM

One year commencing on the 1st of April 2005 and terminating on the 31st of March 2006.

ITEM 8:	RENT

K125,000 plus 10% GST per month payable in advance.

CLA: Pacific Rumana Lease to Datec (PNG) Limited

Allotment 32 Section 38 Hohola

ITEM 9:	RENT REVIEW

The Lessor and Lessee covenant and agree that at each Review Date the rental under this Lease shall be increased by the percentage increase between the CPI Index published for the last full quarter ending prior to the commencement of the Review Date and the CPI Index published for the last full quarter and ending prior to the Review Date or eight percent (8%) whichever is greater. The annual review of rental shall in any case be not less than eight percent (8%) increase.

Review period is a period of twelve (12) months ending on the review date and;

“CPI Index” is the Consumer Price Index All Groups Combined Index relating to Port Moresby as published by the Papua New Guinea Bureau of Statistics or if publication of such index is discontinued any index published in lieu thereof which measures the cost of living in Port Moresby.

ITEM 10:	PAYMENT OF RENT

Monthly in advance in an amount of K125, 000 plus 10% GST payable on the 1st day of each month during the term of this Lease to:

The Accountant

Pacific Rumana Limited

P O Box 504

Port Moresby, N.C.D.

ITEM 11:	BOND

K125, 000.00

ITEM 12:	PURPOSE

Offices

ITEM 13:	EXPERT

The Papua New Guinea Institute of Valuers and Land Administrators Incorporated.

ITEM 14:	SPECIAL CONDITIONS

Nil

ITEM 15:	OPTION

Nil.

ITEM 16:	REVIEW DATE

1st January annually.

CLA: Pacific Rumana Lease to Datec (PNG) Limited

Allotment 32 Section 38 Hohola

EXECUTED as an agreement.

EXECUTED under the common seal of                                    [SEAL]

PACIFIC RUMANA LIMITED:

/s/ David Cox	/s/ Ere Kariko
Signature of Director	Signature of Director / Secretary

David Cox	Ere Kariko
Name	Name

EXECUTED under the common seal of                                    [SEAL]

DATEC (PNG) LIMITED

/s/ David Cox	/s/ Christopher Raper
Signature of Director/Secretary	Signature of Director

Davic Cox	Christopher Raper
Name	Name

CLA: Pacific Rumana Lease to Datec (PNG) Limited

Allotment 32 Section 38 Hohola